Exhibit 99.1

CHENIERE ENERGY, INC. NEWS RELEASE

Cheniere Announces “20/20 Vision” Long-Term Capital Allocation Plan and Increases 2022 Financial Guidance

•	“20/20 Vision” projects over $20 Billion of available cash through 2026[1] and over $20 per share of run-rate Distributable Cash Flow[2]

•	Lowering long-term leverage target to ~4x

•	Increasing Share Repurchase Authorization by $4 billion

•	Increasing dividend by ~20% this quarter to $1.58 per common share annualized

•	Raising 2022 financial guidance by ~$1.2 billion

•	Pre-filed Corpus Christi Midscale Trains 8 & 9 with FERC in August 2022

HOUSTON—(BUSINESS WIRE)— Cheniere Energy, Inc. (“Cheniere” or the “Company”) (NYSE American: LNG) announced today that its Board of Directors has approved a revised comprehensive, long-term capital allocation plan (the “Plan”) designed to maintain investment grade credit metrics through cycles, further return capital to shareholders over time, and continue to invest in accretive organic growth.

Executing under the capital allocation plan announced in September 2021, Cheniere has repaid or redeemed over $4 billion of long-term indebtedness, repurchased more than $0.6 billion of shares, initiated and paid $1.32 per common share in dividends as of the second quarter of 2022, and reached a positive final investment decision (“FID”) on the Corpus Christi Stage 3 Liquefaction Project (“CCL Stage 3”). Given the Company’s progress on its prior capital allocation plan significantly ahead of schedule, which is driven by the Company’s continued outperformance, Cheniere has reached a new cash flow inflection point and now expects to generate over $20 billion of available cash through 20261 and construction of CCL Stage 3, enabling further execution on its balance sheet, capital return and growth priorities. The Plan is designed to achieve a run-rate Distributable Cash Flow2 (“DCF”) of over $20 per share on a run-rate basis.

Cheniere is also raising full year 2022 Consolidated Adjusted EBITDA2 guidance to $11.0—$11.5 billion and full year 2022 DCF2 guidance to $8.1—$8.6 billion due primarily to a change in the expected timing of several cargoes accelerating into 2022 which were previously forecast for 2023 as well as sustained higher margins on LNG throughout 2022.

“Today’s revised capital allocation plan marks another significant milestone for Cheniere and reflects the success achieved by the Cheniere team, particularly in terms of operational excellence and safety. The accelerated progress on our 2021 plan would not have been possible without the hard work and dedication of our entire workforce,” said Jack Fusco, Cheniere’s President and Chief Executive Officer. “As a market leading LNG operator, we are proud of our accomplishments thus far and look forward to continuing to reliably supply the global market with our flexible, cleaner-burning LNG in support of our customers and end-users abroad, while delivering on our commitment to create value for our all of our stakeholders. Energy security has never been more critical, and we are confident in the significant long-term role of North American natural gas in the global energy supply mix.”

The objectives and design of the Plan include:

Long-Term Sustainable Balance Sheet

•	Initial $4 billion debt paydown target achieved

•	Further debt paydown with revised target run-rate, long-term leverage of ~4x with investment grade credit metrics maintained through CCL Stage 3 construction

•	Achieve and maintain investment grade ratings across the Cheniere complex to support cash flow sustainability through cycles

[1]	Forecast as of September 12, 2022 and subject to change based upon, among other things, changes in commodity prices over time.
[2]	Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for further details.

Meaningful Shareholder Returns

•	Upsize share repurchase program by $4 billion for an additional 3-year authorization with potential to repurchase ~10% or more of Cheniere’s market capitalization with excess capital

•	Cumulative debt paydown to share repurchase allocation ratio reset from 4:1 to 1:1

•	Increase annualized dividend by 20% to $1.58 per common share from inaugural $1.32 per common share dividend initiated last year

•	Plan to increase mid-single digit future growth rate of dividend to ~10% through CCL Stage 3 construction

Disciplined Accretive Growth

•	Pre-filed Corpus Christi Midscale Trains 8 & 9 with FERC in August 2022 with near-term goal to achieve ~60 MTPA platform

•	Develop large-scale brownfield growth opportunities at both Sabine Pass and Corpus Christi, with long-term potential to reach ~90 MTPA platform

“Thanks to Cheniere’s continued financial and operational outperformance since we announced our capital allocation framework last fall, we have achieved significant progress on each of the four key pillars of that plan – in a matter of quarters, not years – and are proud to announce our new, revised plan today,” said Zach Davis, Cheniere’s Executive Vice President and Chief Financial Officer. “Our new ‘20/20 vision’ is designed to return significant capital to shareholders, while solidifying investment grade credit metrics and pursuing accretive growth of our platform within our disciplined capital investment parameters. We expect to generate over $20 billion of available cash through 2026 and over $20 of Distributable Cash Flow per share on a run-rate basis. This revised plan supports our efforts to ensure the long-term success and sustainability of Cheniere, while creating and delivering substantial long-term value for our all of our stakeholders.”

2022 REVISED FULL YEAR FINANCIAL GUIDANCE

(in billions)	2022 Previous			2022 Revised
Consolidated Adjusted EBITDA[2]	$9.8	-	$10.3	$11.0	-	$11.5
Distributable Cash Flow[2]	$6.9	-	$7.4	$8.1	-	$8.6

INVESTOR CONFERENCE CALL AND WEBCAST

Cheniere will host a conference call to discuss the capital allocation plan on Monday, September 12, 2022, at 5:00 p.m. Eastern time / 4:00 p.m. Central time. A listen-only webcast of the call and an accompanying slide presentation may be accessed through our website at www.cheniere.com. Following the call, an archived recording will be made available on our website.

About Cheniere

Cheniere Energy, Inc. is the leading producer and exporter of liquefied natural gas (LNG) in the United States, reliably providing a clean, secure, and affordable solution to the growing global need for natural gas. Cheniere is a full-service LNG provider, with capabilities that include gas procurement and transportation, liquefaction, vessel chartering, and LNG delivery. Cheniere has one of the largest liquefaction platforms in the world, consisting of the Sabine Pass and Corpus Christi liquefaction facilities on the U.S. Gulf Coast, with total production capacity of approximately 45 million tonnes per annum of LNG in operation and an additional 10+ mtpa of expected production capacity under construction. Cheniere is also pursuing liquefaction expansion opportunities and other projects along the LNG value chain. Cheniere is headquartered in Houston, Texas, and has additional offices in London, Singapore, Beijing, Tokyo, and Washington, D.C.

For additional information, please refer to the Cheniere website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the Securities and Exchange Commission.

Dividends

Future amounts and payment dates of quarterly cash dividends will be subject to the determination and approval of the Company’s Board of Directors. The decision by the Board of Directors whether to pay any future dividends and the amount of any such dividends will be based on, among other things, the Company’s financial position, results of operations, cash flows, capital requirements, restrictions under the Company’s existing credit agreements and the requirements of applicable law.

[2]	Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for further details.

Share Repurchase Authorization

Under the share repurchase authorization, repurchases can be made from time to time using a variety of methods, which may include open market purchases, privately negotiated transactions or otherwise, all in accordance with the rules of the Securities and Exchange Commission and other applicable legal requirements. The timing and amount of any shares of the Company’s common stock that are repurchased under the share repurchase authorization will be determined by the Company’s management based on market conditions and other factors. The share repurchase authorization does not obligate the Company to acquire any particular amount of common stock, and may be modified, suspended or discontinued at any time or from time to time at the Company’s discretion.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding regulatory authorizations and approval expectations, (iii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG terminal and pipeline businesses, including liquefaction facilities, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, (vi) statements regarding future discussions and entry into contracts, and (vii) statements relating to Cheniere’s capital deployment, including intent, ability, extent, and timing of capital expenditures, debt repayment, dividends, share repurchases and execution on the capital allocation plan. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

Reconciliation of Non-GAAP Measures

Regulation G Reconciliations

The accompanying news release contains non-GAAP financial measures. Consolidated Adjusted EBITDA, Distributable Cash Flow, and Distributable Cash Flow per share are non-GAAP financial measures that we use to facilitate comparisons of operating performance across periods. These non-GAAP measures should be viewed as a supplement to and not a substitute for our U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.

Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP and should be evaluated only on a supplementary basis.

[1]	Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for further details.

Consolidated Adjusted EBITDA and Distributable Cash Flow

The following table reconciles our actual Consolidated Adjusted EBITDA and Distributable Cash Flow to Net income (loss) attributable to common stockholders for the forecast amounts for full year 2022 (in billions):

	Full Year
	2022
Net income (loss) attributable to common stockholders	$1.8	-	$2.3
Net income attributable to non-controlling interest	1.2	-	1.3
Income tax provision (benefit)	0.9	-	1.0
Interest expense, net of capitalized interest	1.4	-	1.4
Depreciation and amortization expense	1.1	-	1.1
Other expense (income), financing costs, and certain non-cash operating expenses	4.6	-	4.4

Consolidated Adjusted EBITDA	$11.0	-	$11.5

Interest expense (net of capitalized interest and amortization) and realized interest rate derivatives	(1.4)	-	(1.4)
Maintenance capital expenditures, income tax and other expense	(0.3)	-	(0.2)

Consolidated Distributable Cash Flow	$9.3	-	$9.9
CQP distributable cash flow attributable to non-controlling interest	(1.2)	-	(1.3)

Cheniere Distributable Cash Flow	$8.1	-	$8.6

Note: Totals may not sum due to rounding.

Consolidated Adjusted EBITDA represents net income attributable to Cheniere before net income attributable to the non-controlling interest, interest, taxes, depreciation and amortization, adjusted for certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, as detailed in the following reconciliation. Consolidated Adjusted EBITDA is not intended to represent cash flows from operations or net income as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

We believe Consolidated Adjusted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of business performance. We believe Consolidated Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, the exclusion of certain non-cash items, other non-operating income or expense items, and items not otherwise predictive or indicative of ongoing operating performance enables comparability to prior period performance and trend analysis.

Consolidated Adjusted EBITDA is calculated by taking net income attributable to common stockholders before net income attributable to non-controlling interest, interest expense, net of capitalized interest, changes in the fair value and settlement of our interest rate derivatives, taxes, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense and loss on disposal of assets, changes in the fair value of our commodity and foreign currency exchange derivatives and non-cash compensation expense. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management’s own evaluation of performance.

Distributable Cash Flow is defined as cash generated from the operations of Cheniere and its subsidiaries and adjusted for non-controlling interest. The Distributable Cash Flow of Cheniere’s subsidiaries is calculated by taking the subsidiaries’ EBITDA less interest expense, net of capitalized interest, interest rate derivatives, taxes, maintenance capital expenditures and other non-operating income or expense items, and adjusting for the effect of certain non-cash items and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, amortization of debt issue costs, premiums or discounts, changes in fair value of interest rate derivatives, impairment of equity method investment and deferred taxes. Cheniere’s Distributable Cash Flow includes 100% of the Distributable Cash Flow of Cheniere’s wholly-owned subsidiaries. For subsidiaries with non-controlling investors, our share of Distributable Cash Flow is

[1]	Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for further details.

calculated as the Distributable Cash Flow of the subsidiary reduced by the economic interest of the non-controlling investors as if 100% of the Distributable Cash Flow were distributed in order to reflect our ownership interests and our incentive distribution rights, if applicable. The Distributable Cash Flow attributable to non-controlling interest is calculated in the same method as Distributions to non-controlling interest as presented on our Statements of Stockholders’ Equity in our Forms 10-Q and Forms 10-K filed with the Securities and Exchange Commission. This amount may differ from the actual distributions paid to non-controlling investors by the subsidiary for a particular period.

We believe Distributable Cash Flow is a useful performance measure for management, investors and other users of our financial information to evaluate our performance and to measure and estimate the ability of our assets to generate cash earnings after servicing our debt, paying cash taxes and expending sustaining capital, that could be used for discretionary purposes such as common stock dividends, stock repurchases, retirement of debt, or expansion capital expenditures. Distributable Cash Flow is not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

We have not made any forecast of net income on a run rate basis, which would be the most directly comparable financial measure under GAAP, and we are unable to reconcile differences between run rate Distributable Cash Flow and net income.

Contacts

Cheniere Energy, Inc.

Investors
Randy Bhatia	713-375-5479
Frances Smith	713-375-5753

Media Relations
Eben Burnham-Snyder	713-375-5764
Phil West	713-375-5586

[1]	Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for further details.